UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

October 7, 2016

Date of Report (Date of earliest event reported)

Cidara Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36912	46-1537286
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6310 Nancy Ridge Drive, Suite 101 San Diego, California		92121
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (858) 752-6170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 7, 2016, Cidara Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (the “Underwriter”), relating to the offering, issuance and sale of 2,475,248 shares of the Company’s common stock (the “Shares”) to the Underwriter at a price to the public of $10.10 per share (the “Offering”). The net proceeds to the Company from the Offering are expected to be approximately $23.9 million, after deducting underwriting discounts and commissions and estimated expenses payable by the Company. The Offering is expected to close on or about October 13, 2016, subject to customary closing conditions. Pursuant to the Underwriting Agreement, the Underwriter has a 30-day option to purchase up to 371,287 additional shares of common stock.

The Offering is being made pursuant to the Company’s effective registration statement on Form S-3 (Registration Statement No. 333-211472) previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”) and a prospectus supplement and accompanying prospectus filed with the SEC.

The Underwriting Agreement contains customary representations, warranties and agreements by the Company, conditions to closing, indemnification obligations of the Company and the Underwriter, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties.

The foregoing description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this report and is incorporated by reference herein. A copy of the opinion of Cooley LLP relating to the legality of the issuance and sale of Common Stock in the Offering is attached as Exhibit 5.1 to this report.

Item 8.01	Other Events.

On October 6, 2016, the Company issued a press release announcing the proposed Offering, and on October 7, 2016, the Company issued a press release announcing the pricing of the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2, respectively, to this report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 7, 2016

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated October 6, 2016

99.2	Press Release, dated October 7, 2016

Forward-Looking Statements

Statements contained in this Current Report on Form 8-K regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements, including statements regarding the expected timing and completion of the Offering, are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Risks are described more fully in the prospectus supplement related to the Offering filed with the SEC and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, as supplemented by the Company’s Current Report on Form 8-K filed on October 6, 2016, incorporated by reference therein. All forward-looking statements contained in this Current Report on Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cidara Therapeutics, Inc.

Dated: October 7, 2016	By:	/s/ Jeffrey L. Stein
Jeffrey L. Stein President and Chief Executive Officer (Principal Executive Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated October 7, 2016

5.1	Opinion of Cooley LLP

23.1	Consent of Cooley LLP (included in Exhibit 5.1)

99.1	Press Release, dated October 6, 2016

99.2	Press Release, dated October 7, 2016